                      MASTER REPURCHASE AGREEMENT GOVERNING
                      PURCHASE AND SALES OF MORTGAGE LOANS

                                                    Dated as of December 8, 1995

Between:

NOMURA ASSET CAPITAL CORPORATION, AS BUYER

                      AND

INDUSTRY MORTGAGE COMPANY, L.P., AS SELLER


        1. APPLICABILITY. From time to time the parties hereto may enter into transactions in which Industry Mortgage Company, L.P. ("Seller"), agrees to transfer to Nomura Asset Capital Corporation ("Buyer") Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than thirty days after the date of transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing.

        2.     DEFINITIONS.

               "Act of Insolvency" means, with respect to any party, and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another and in the case of any such filing which is made without such party's application, approval or consent, the same shall remain undismissed or unstayed and in effect for the Reasonable Correction Period; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party's or such Affiliate's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

               "Additional Loans" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4.(a).

               "Adjusted Purchase Price" shall mean, with respect to each Purchased Mortgage Loan, an amount (determined on a daily basis) equal to the Purchase Price less any Income or Periodic Payments actually remitted to or received by Buyer.

               "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time as to Seller but excluding any limited partner of Seller and person who or which would be an Affiliate only as a result of a relationship with any such limited partner.

               "Agency" means FNMA, FHLMC or GNMA.

               "Agency Program" means the mortgage backed securities program(s) identified in the Confirmation to which the Conforming Mortgage Loans (on an individual and pooled basis) conform.

               "Agreement" means this Master Repurchase Agreement
Governing Purchase and Sales of Mortgage Loans, as amended from time to time.

               "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or Federal Reserve is authorized or obligated by law or executive order to be closed.

               "Buyer" has the meaning specified in Section 1.

               "Collateral" has the meaning specified in Section 6.

               "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the Collateral Amount Percentage to the Market Value of the Purchased Mortgage Loans for such Transaction.

               "Collateral Amount Percentage" means 100% (unless the Purchased Mortgage Loans are trading in the secondary market for a price less than 103, in which case the Collateral Amount Percentage shall by 97%).

               "Collateral Deficit" has the meaning specified in Section 4.(a).

               "Confirmation" has the meaning specified in Section 3.(a).

               "Conforming Mortgage Loan" means a Mortgage Loan which meets the requirements of the applicable Agency Program and otherwise conforms with the representations and warranties set forth in EXHIBIT V.

               "Custodial Agreement" means that custodial agreement, dated as of the date hereof by and among Buyer, Seller and Custodian.

               "Custodial Delivery" means the form executed by the Seller in order to deliver the Mortgage File to Buyer or its designee (including the Custodian) pursuant to Section 7.(c), a form of which is attached hereto as
EXHIBIT II.

               "Custodian" means The First National Bank of Boston as custodian under the Custodial Agreement.

               "Escrow Letter" means the escrow letter substantially in the form of EXHIBIT VII.

               "Event of Default" has the meaning specified in
Section 13.

               "FHA" means the Federal Housing Administration, an agency within HUD.

               "FHLMC" means the Federal Home Loan Mortgage
Corporation.

               "FHLMC Guide" means the FHLMC Sellers/Servicers Guide, as amended from time to time.

               "FNMA" means the Federal National Mortgage Association.

               "FNMA Guide" means the FNMA Selling, Servicing and MBS Guides, as amended from time to time.

               "GNMA" means the Government National Mortgage
Association.

               "GNMA Guide" means the GNMA Mortgage-Backed Securities Guide, as amended from time to time.

               "HUD" means the United States Department of Housing and Urban Development.

               "Income" means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

               "Market Value" means as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could readily be sold as reasonably determined in good faith by Nomura; provided, however, that in making such determination, Nomura shall not take into account (i) any Mortgage Loan that has been delinquent for at least ninety (90) days or (ii) any Mortgage Loan with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement or the Custodial Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

               "Maximum Facility Amount" shall mean One Hundred Million dollars ($100,000,000) or such other amount as Buyer may consent to in writing from time to time.

               "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien on or first or second priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

               "Mortgage File" means the documents specified as the "Mortgage File" in Section 7.(c), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

               "Mortgage Loan" means non-securitized whole loans, namely: (i) Conforming Mortgage Loans, (ii) Non-Conforming Residential Mortgage Loans; (iii) Warehouse Mortgage Loans; and (iv) such other types of non-securitized whole loans as may be agreed upon by the parties hereto from time to time.

               "Mortgage Loan Schedule" means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery which includes the information set forth in Exhibit II.

               "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

               "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

               "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

               "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

               "Nomura" means Nomura Asset Capital Corporation, a corporation organized under the laws of the State of Delaware.

               "Non-Conforming Residential Mortgage Loan" means a residential Mortgage Loan other than a Conforming Mortgage Loan and Non-Performing Mortgage Loan and otherwise conforms to the representations and warranties set forth in
Exhibit V.

               "Non-Performing Mortgage Loan" means a Mortgage Loan that has been delinquent for at least ninety (90) days.

               "Obligor" means the owner of a Warehouse Mortgage Loan who pledged or sold such Warehouse Mortgage Loan to Seller pursuant to a warehouse, credit or repurchase agreement.

               "Periodic Payment" has the meaning specified in
Section 5.(b).

               "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Adjusted Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).


                "Pricing  Rate" means  30 day LIBOR plus  85  basis  points.  30 day LIBOR shall be the rate set forth as such on page 12 of telerate at 10:00 a.m. (New York time) two Business Days prior to each Purchase Date.



               "Prime Rate" means the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate".

               "Purchase Date" means the date on which Purchased Mortgage Loans are transferred by Seller to the Buyer or its designee (including the Custodian) as specified in the Confirmation.

               "Purchase Price" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian).

                "Purchased Mortgage Loans" means the Mortgage Loans sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted Mortgage Loans.

               "Reasonable Correction Period" means that number of Business Days as is determined by Buyer, in good faith and acting reasonably, as the time period a situation may remain uncorrected or unknown.

               "Release  of  Instructions"   means  that  release  by  Buyer  of
instructions to a Servicer to deliver income to Buyer, which is signed by Buyer on termination of a Transaction as provided in Section 3(d).

               "Replacement Assets" has the meaning specified in Section 14.(b).

               "Repurchase Date" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation.

               "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4.(a), 5.(a) and 5.(b), respectively.

               "Seller" has the meaning specified in Section 1.

               "Servicer" has the meaning specified in Section 25.

               "Seller Release" means, if there is no Warehouse Lender with respect to a Mortgage Loan, a letter from the Seller to Buyer, substantially in the form of an exhibit to the Custodial Agreement, confirming such fact and releasing any and all right, title and interest of the Seller in such Mortgage Loan.

               "Servicing Agreement" has the meaning specified in
Section 25.

               "Servicing Records" has the meaning specified in
Section 25.

               "Substituted Mortgage Loans" means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with
Section 9 hereof.

               "Takeout Commitment" means an agreement by an investor or financial institution to purchase Mortgage Loans on a forward delivery basis.

               "Takeout Investor" means the investor of financial institution which agrees to purchase Mortgage Loans pursuant to a Takeout Commitment.

               "Transaction" has the meaning specified in Section 1.

               "Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder thereof.

               "Warehouse Lender" means any lender providing financing to the Seller for the purpose of originating Mortgage Loans and having a security interest in or lien on the Mortgage Loans as collateral for the obligations of the Seller to such lender with respect to the financing.

               "Warehouse Lender Release" means a letter from each Warehouse Lender, or the collateral or credit agent on behalf of each Warehouse Lender, as applicable, having a security interest in or lien on a Mortgage Loan, substantially in the form of an exhibit to the Custodial Agreement, addressed to Buyer, releasing any and all right, title and interest of the Warehouse Lender in such Mortgage Loan.

               "Warehouse Mortgage Loan" means a mortgage loan or a security interest in a mortgage loan that was originated by someone other than the Seller but is subject to a first priority perfected security interest of the Seller and otherwise complies with the representations and warranties for such mortgage loans as set forth in Exhibit V hereof.

               "Wet Funding Notice" means a request by the Seller to Buyer to purchase Wet Ink Mortgage Loans, in the form substantially as set forth in the Custodial Agreement.

               "Wet Ink Mortgage Loans" means Mortgage Loans purchased by Buyer subject to a Wet Funding Notice and not in the possession of the Custodian.

        3.     INITIATION; COMMITMENT FEE; CONFIRMATION; TERMINATION.

               (a) On the terms and subject to the conditions set forth herein (including without limitation the absence of any event of default hereunder), Buyer agrees from time to time, at such times as Seller shall request, to purchase Mortgage Loans from the Seller on or before one year from the date hereof; provided, however, that the aggregate Purchase Price of the Purchased Mortgage Loans at any one time transferred to Buyer and not repurchased by Seller shall not exceed the Maximum Facility Amount. An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction containing the terms set forth on EXHIBIT I attached hereto (a "Confirmation"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, and (v) may contain additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, the Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer.

               (b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

               (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than one (1) Business Day after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by the Seller must state specifically that the writing is an objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by the Seller.

               (d) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of Seller pursuant to
Section 5) and the simultaneous delivery by Buyer to the Servicer of a Release of Instructions in the form of EXHIBIT VI hereto, against the simultaneous transfer of the Repurchase Price to an account of Buyer; provided, however, that the Seller's obligation to repurchase any Purchased Mortgage Loan shall be subject to the continued accuracy of the representations and warranties of the Buyer set forth in Section 10 hereof with respect to such

Purchased Mortgage Loan. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including the Custodian) at Seller's expense on the Repurchase Date.

        4.     COLLATERAL AMOUNT MAINTENANCE.

               (a) If at any time the Repurchase Price of Purchased Mortgage Loans subject to a Transaction is greater than the Collateral Amount for such Transaction (a "Collateral Deficit"), then Buyer may by notice to Seller require Seller, to transfer to Buyer or its designee (including the Custodian) (at the Buyer's option) Mortgage Loans or cash ("Additional Loans"), so that the Repurchase Price shall be no greater than the Collateral Amount, and thereafter such Additional Loans shall be included in the Purchased Mortgage Loans for purposes of determining Seller's Collateral Amount maintenance obligations.

               (b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit must be met not later than 10:00 a.m. (New York time) on the next Business Day following the date on which the notice was given. Any notice given on a Business Day after 10:00 a.m. (New York time) shall be met not later than 4:00 p.m. (New York time) on the next Business Day following the date the notice was given. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer agrees that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit its rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

        5.     INCOME PAYMENTS.

               (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that (i) if a Servicer is in place for the Purchased Mortgage Loans, Servicer shall continue to remit Income to Seller, or (ii) if Seller is the servicer of the Purchased Mortgage Loans, Seller is permitted to retain the Income, until and unless Buyer directs Servicer or Seller, as the case may be, to hold such Income in a segregated account for and on behalf of Buyer and/or to remit such Income directly to Buyer.

               (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay to Buyer the accredited value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Payment") on the first Business Day of each month.

               (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5.(a) and 5.(b), respectively.

        6. SECURITY INTEREST. The Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Mortgage Loans and not loans from the Buyer to the Seller secured by the Purchased Mortgage Loans. However, in order to preserve the Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Mortgage Loans, Servicing Agreements, Servicing Records, insurance relating to the Mortgage Loans and Income accounts relating to the Mortgage Loans and any other contract rights (including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments and including any rights Seller may have against an Obligor and in any Warehouse Mortgage Loans), general intangibles and other assets relating to the Mortgage Loans or any interest in the Mortgage Loans, the servicing of the Mortgage Loans (including and the right to contract for servicing), securities backed by or representing an interest in such Mortgage Loans, Takeout Commitments and any other property of Seller held from time to time by Buyer or its Affiliates (collectively, the "Collateral").

        7.     PAYMENT, TRANSFER AND CUSTODY.

               (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

               (b) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. In the case of Purchased Mortgage Loans other than Wet Ink Mortgage Loans, Seller, simultaneously with the delivery to the Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies. In the case of Purchased Mortgage Loans which are Wet Ink Mortgage Loans, Seller, simultaneously with the purchase by the Buyer of the Wet Ink Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to such Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement (or in the case of Purchased Mortgage Loans which are Wet Ink Mortgage Loans, upon the purchase thereof by Buyer) and until termination of any Transactions as set forth in this Agreement, record title in the name of Seller to each Mortgage Loan shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans by Seller in accordance with
Section 25 hereof.

               (c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the Seller shall deliver or cause to be delivered and released to Buyer or its designee (including the Custodian), prior to Buyer's purchase thereof, the following original documents (the "Mortgage File"), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

                           (i) the original Mortgage Note bearing all ntervening
                endorsements, endorsed on the instrument or by allonge, "Pay to the order of___________ , without recourse" and signed in the name of the Seller by an authorized officer (in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor])"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

                           (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                         (iii) the original  Mortgage with evidence of recording
               thereon or copies certified by Seller to have been sent for recording;

                          (iv) the  originals of all  assumption,  modification,
               consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

                           (v) the original  Assignment of Mortgage in blank for
               each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Seller; in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor] "; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

                          (vi) the originals of all  intervening  assignments of
               mortgage that complete the chain of ownership from the original owner to the Seller, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

                         (vii) evidence of the existence of a fire and casualty insurance policy (either in the form of the original policy, an original binder or original certificate of insurance) covering the mortgaged property which is an amount at least equal to the full insurable value, or the outstanding principal balance of the Mortgage Loan, whichever is less, as well as the original insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards;

                        (viii)  the original PMI Policy or certificate,
               if any;

                          (ix) attorney's opinion of title and abstract of title
               or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the preliminary title report, binder or commitment to insure;

                           (x) the original of any security  agreement,  chattel
                mortgage or equivalent document executed in connection with the Mortgage;

                          (xi) with respect to FHA insured  Mortgage Loans,  the
               original FHA Insurance Contract; provided, however, if the original FHA Insurance Contract is not available on the related Purchase Date, then within a reasonable period of time after receipt by Seller;

                         (xii) with respect to  FHA-insured  Mortgage  Loans,  a
               completed HUD Form 92080 "Mortgage Record Change" with the purchasing mortgagee's name left blank. Such form shall be completed and filed by the Servicer upon instructions from the Seller;

                           (xiii) with respect to VA guaranteed  Mortgage Loans,
                the original VA Loan Guaranty Certificate;

                         (xiv) either a Seller Release or a Warehouse Lender Release from any Warehouse Lender having a security interest in a Mortgage Loan, as appropriate; and

                           (xv) any other item which may constitute  part of the
                Mortgage File.

               (d) Notwithstanding any provision in this Section 7(c) to the contrary, in connection with such sale, transfer, conveyance and assignment of a Wet Ink Mortgage Loan:

                           (i) at least two Business  Days prior to the Purchase
               Date, the Seller shall deliver to Buyer and Custodian a Wet Funding Notice;

                          (ii) on or prior to the  Purchase  Date,  Seller shall
               either (A) cause the original Mortgage Note endorsed in blank to be delivered to Buyer or the Custodian or (B) execute and send by fax to Buyer an executed copy of an Escrow Letter attached hereto as Exhibit VII;

                         (iii) no later than three  Business Days  following the
               Purchaser Date Seller shall deliver or cause to be delivered all the documents set forth in Section 7.(c) above to the Custodian.

               (e) Prior to the first Transaction, Seller shall deliver to Buyer the following which shall be held in escrow by the Buyer until the termination of this Agreement or the occurrence of an Event of Default:

                           (i) a fully executed power of attorney  substantially
               in the form of EXHIBIT III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power, upon Seller's failure or refusal, to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records; and

                          (ii) a fully executed irrevocable letter of instructions to Servicers or master servicers, substantially in the form of EXHIBIT IV attached hereto, directing such Servicers or Master Servicer to make all payments of Income directly to Buyer.

               (f) Buyer may deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with a designee acting in the capacity of bailee for the Buyer. If the Mortgage Files are delivered to Buyer or its designee, Buyer or its designee shall during the term of this Agreement exercise reasonable and prudent care in the maintenance thereof. If the Mortgage Loan Documents are delivered to Custodian, the Mortgage Files shall be maintained in accordance with the Custodial Agreement. The Seller understands and agrees that the Custodian shall have no responsibility to the Seller, including, without limitation, any responsibility to keep the Seller informed of any changes in the status of such Mortgage Files or in the Buyer's instructions with respect thereto, except as explicitly set forth in the Custodial Agreement.

               (g) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Buyer as the owner thereof. The Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including the Custodian). The possession of the Mortgage File by the Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by the Seller or its designee shall be identified on the Seller's books and records from the other assets of the Seller or its designee and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to the Buyer. The Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from the Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

         8. HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS. Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, subject to the terms and conditions set forth in this Agreement, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

        9.     SUBSTITUTION.

               (a) Subject to Section 9.(b), Seller may, upon one (1) Business Days written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage File of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans.

               (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans if (i) after taking into account such substitution, a Collateral Deficit were to occur, or (ii) Buyer does not consent to such substitution which consent shall not be unreasonably withheld.

        10.    REPRESENTATIONS.

               (a) As of each Purchase Date, each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);
(iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

               (b) The Seller represents and warrants to the Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by the Buyer from the Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                           (i) Organization. The Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller.

                          (ii) No Litigation. There is no action, suit, proceeding, investigation, or arbitration pending or threatened against the Seller which may result in any material adverse change in the business, operations, financial condition, properties, or assets of the Seller, or which may have an adverse effect on the validity of this Agreement or the Purchased Mortgage Loans Assets or any action taken or to be taken in connection with the obligations of the Seller contemplated herein.

                         (iii) No  Broker.  The  Seller  has not dealt  with any
               broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

                          (iv) Good Title to Collateral. Purchased Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and the Seller represents and warrants the foregoing to the Buyer and represents and warrants that it has good, valid and marketable title or right to sell and transfer such Purchased Mortgage Loans to the Buyer; provided, however, that the existence of repurchase rights in favor of third parties to repurchase Purchased Mortgage Loans from Seller pursuant to repurchase agreements between Seller as buyer and such third parties as seller will not violate Seller's warranties and representations.

                           (v) Delivery of Mortgage File. The Mortgage Note, the
               Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement or the Custodial Agreement for the Mortgage Loans have been delivered to the Custodian. The Seller or its designee is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian.

                          (vi) Selection  Process.  The Purchased Mortgage Loans
               were selected from among the outstanding mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of the Buyer.

                         (vii) Additional Representations and Warranties By Insured Depository Institutions. If Seller is an "insured depository institution" as that term is defined in Section 1813(a) of Title 12 of the United States Code, as amended, Seller makes the following additional representations and warranties:

                             (A) This Agreement between Buyer and Seller conforms to all applicable statutory requirements. This Agreement is (1) executed contemporaneously with the agreement reached by Buyer and Seller, (2) approved by a specific corporate or banking association resolution by the Seller's board of directors, which approval shall be reflected in the minutes of said board, and (3) continuously, from the time of its execution, an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of Seller has been provided to Buyer.

                             (B) Seller will  maintain a copy of this  Agreement
                      and each Confirmation in its official books and records and shall make same available for Buyer's inspection and copying on one Business Day's notice.

                             (C) The aggregate amount of the Transactions outstanding as of any date between Buyer and Seller shall not exceed any restrictions or limitations imposed by the board of directors of Seller.

               (c) The Buyer represents and warrants to the Seller that as of the Repurchase Date for the repurchase of any Purchased Mortgage Loans by the Seller from the Buyer and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                           (i)  Organization.   The  Buyer  is  duly  organized,
                validly existing and in good standing under the laws and regulations of the state of Buyer's organization;

                          (ii) No  Broker.  The  Buyer  has not  dealt  with any
               broker, investment banker, agent, or other person who, as a result of Buyer's actions, is entitled to receive from Seller any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; and

                         (iii) No Impairment.  Buyer shall not, without Seller's
               prior consent, take, or cause to occur, any action which has any material and adverse impact on the value of any Purchased Mortgage Loan to Seller, including, without limitation, acts such as altering, waiving or releasing any obligations of any party obligated on any Purchase Mortgage Loan, and the placing of any lien upon, or transferring in interest to any third person in, any of the Purchased Mortgage Loans which lien or interest will remain in effect on the Repurchase Date.

               (d) The Seller represents and warrants to the Buyer that each Mortgage Loan sold hereunder and each pool of Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit V attached hereto and such additional representations and warranties provided in the Confirmation, if any, and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any; provided, however, that any breach of the representations and warranties set forth in Exhibit V shall not constitute an Event of Default if Seller (i) substitutes another mortgage loan pursuant to Section 9(a) above for any Purchased Mortgage Loan as to which the representations and warranties of Exhibit V were breached, or (ii) repurchases such Mortgage Loan. Buyer may in its sole discretion waive any of the representations and warranties set forth in
Exhibit V attached hereto; provided, that such waiver must be set forth in the related Confirmation. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian). With respect to representation and warranty (o) in
Exhibit V, the percentage of Mortgage Loans with LTVs in excess of 85% without a PMI policy shall be determined by Buyer on the last Business Day of each calendar month. In the event a breach of such representation and warranty is determined to exist, Buyer shall give notice thereof to Seller and Seller shall have fifteen (15) days from the date of such notice to cure such breach.

               (e) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

        11. NEGATIVE COVENANTS. (a) On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, the Seller covenants that it will not:

                           (i)  take  any  action   which   would   directly  or
               indirectly impair or adversely affect the Buyer's title to or the value of the Purchased Mortgage Loans;

                           (ii) pledge,  assign,  convey, grant, bargain,  sell,
                set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement;

                         (iii) without  Buyer's prior consent,  Seller and those
               acting on behalf of Seller shall not, except in the ordinary course of servicing, amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans or any related rights.

               (b) On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, the Buyer covenants that it will not take any action which would directly or indirectly violate its representations and warranties set forth in
Section 10(c) above.

        12.    AFFIRMATIVE COVENANTS.

               (a)    Affirmative covenants of the Seller:

                           (i) Seller  covenants  that it will  promptly  notify
               Buyer of any material adverse change in its business operations and/or financial condition, provided, however, that nothing in this Section 12 shall relieve Seller of its obligations pursuant to Section 10.(b)(iv) or pursuant to any other Section of this Agreement.

                          (ii) Seller  shall  provide  Buyer with copies of such
               documentation as Buyer may reasonably request evidencing the truthfulness of the representations of Seller set forth in
               Section 10.

                         (iii) Seller shall, at Buyer's request, take all action
               necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans, including, among other things, using its best efforts to obtain the Servicer's signature (if the Servicer's signature is necessary) and file such UCC financing statements as Buyer may reasonably request.

                          (iv) Seller  covenants that it will not create,  incur
               or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer.

                           (v) Seller shall notify Buyer immediately after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller.

                          (vi) Seller warrants and will defend the right,  title
               and interest of Buyer in and to all Collateral against all adverse claims and demands.

                         (vii) Seller shall immediately notify Buyer of any litigation or proceeding commenced against it which may, if adversely determined, have a material adverse affect on the business of the Seller.

                        (viii) Seller shall  repurchase or cause the  repurchase
               of any Mortgage Loan within 180 days of the initial Purchase Date of such Mortgage Loan; provided, however, that the Seller's obligation to repurchase any Purchased Mortgage Loan shall be subject to the continued accuracy of the representations and warranties of the Buyer set forth in Section 10 hereof with respect to such Purchased Mortgage Loan and the satisfaction of all other conditions precedent set forth in this Agreement.

               (b) Affirmative covenants of the Buyer: Buyer will take such actions as are reasonably required to assure that its representations and warranties in this Agreement remain true and correct during the term of this Agreement.

        13.    EVENTS OF DEFAULT.

               (a) If any of the following events (each an "Event of Default") occur, the Seller and Buyer shall have the rights set forth in Section 14, as applicable:

                           (i) Seller fails to pay the Repurchase  Price in full
               when due or Buyer fails to deliver the Mortgage Loans against full payment therefor or breaches its obligations set forth in
               Section 4);

                          (ii) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement which has not been cured within 10 days after written notice;

                         (iii) an Act of Insolvency occurs with respect to Seller or Buyer;

                          (iv) any representation  made by Seller or Buyer shall
               have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (including any breach of the representation set forth in 10.(b)(iv);

                           (v) Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

                          (vi) any governmental,  regulatory, or self-regulatory
               authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 24 hours;

                         (vii) there exists a change in the chief executive officer of the Seller or Seller dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets (other than sales of mortgage loans in the ordinary course of Seller's business), unless such change in management or merger is approved by Buyer; provided, however, that a breach of this clause (vii) may, at Buyer's sole discretion, result in a termination of Buyer's commitment under
               Section 3(c) hereof, and provided, further, that such breach shall not constitute an Event of Default unless it remains uncured, in the sole judgment of Buyer, for a period of 60 days;

                        (viii) Buyer, in its respective good faith judgment, has
               reasonable cause to believe that there has been a material adverse change in the business, operations, organizational structure or financial condition of the Seller or that the Seller will not meet any of its obligations under any Transaction pursuant to this Agreement or any other agreement between the parties, and the Seller fails to provide the Buyer with adequate assurances (including without limitation performance guarantees), within 24 hours of a request therefor, of its ability to perform its obligations;

                          (ix) Seller shall fail to pay any of its  indebtedness
               for borrowed money of at least $250,000 or pay interest or premium thereon when due (whether by scheduled maturity, required payment, acceleration, demand or otherwise), or shall fail to perform any of its obligations with respect to repurchase transactions of at least $250,000 and either of such failures remains in effect beyond the Reasonable Correction Period;

                           (x) a judgment by any  competent  court in the United
               States of America for the payment of money in an amount of at least $100,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

                          (xi)  a  court  or  other  forum  recharacterizes  the
               Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement, and this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby; or

                         (xii) Seller fails to provide  quarterly  unaudited and
               annual audited financial statements within 60 and 120 days, respectively, after the date on which such period ends, or falls to deliver in a timely manner such financial or other information as Buyer may from time to time reasonably request.

                (b) In making a determination as to whether an Event of Default has occurred, the Buyer shall be entitled to rely on reports published or broadcast by media sources believed by the Buyer to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that the Buyer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information; provided, however, that Buyer shall have used its best effects to obtain correct information from Seller and Buyer shall have been unable to do so within the Reasonable Correction Period.

        14.    REMEDIES.

               (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer:

                           (i) At the option of the Buyer,  exercised by written
               notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.
               Notwithstanding that the Repurchase Date shall be deemed immediately to have occurred upon the exercise or deemed exercise of such option by the Buyer, for purposes of determining the Repurchase Price, the Repurchase Date shall be the date specified in the Confirmation for such Transaction.

                    (ii) If the Buyer  exercises or is deemed to have  exercised the option referred to in subsection (a)(i) of this Section,

                             (A)   the   Seller's   obligations   hereunder   to
                      repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,



                             (B) to the extent  permitted by applicable law, the
                      Pricing  Rate  shall  be the Prime Rate plus 2.50%, and


                             (C) all Income actually received by the Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

                         (iii) After one Business Day's notice to the Seller (which notice may be given concurrently with any notice to Seller of Buyer's declaration of an Event of Default, and which notice may be the notice given under subsection (a)(i) of this Section), the Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory any or all
               Purchased  Mortgage  Loans subject to a Transaction  hereunder or
               (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by the Buyer in connection with the Seller's default; second to actual damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of the Seller to the Buyer or its Affiliates.

                          (iv) Buyer or an Affiliate  may deliver the  Purchased
               Mortgage Loans which are subject to a purchase commitment by FNMA or another purchaser to FNMA or such purchaser in exchange for securities or cash, which securities or cash shall then be treated as Purchased Mortgage Loans, and the Seller hereby irrevocably appoints the Buyer to act as its attorney-in-fact and agent to take such action upon the occurrence of an Event of Default as may be necessary to obtain such securities or cash.

                           (v) The parties recognize that it may not be possible
               to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner; provided, however, that the Buyer shall give the Seller at least one (1) day prior written notice of any public or private sale, which notice may be given concurrently with any notice to Seller of Buyer's declaration of an Event of Default. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

                          (vi) Buyer  shall,  without  regard to the adequacy of
               the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

                         (vii) Seller agrees that Buyer may obtain an injunction
               or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

                        (viii) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) actual damages, including, without limitation, all reasonable costs incurred in connection with hedging or covering transactions.

                          (ix) Buyer  shall  have all the  rights  and  remedies
               provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

                           (x) Buyer may  exercise  one or more of the  remedies
               available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i),
               (iii) or (v) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                          (xi) In addition to its rights hereunder,  Buyer shall
               have the right to proceed against any assets of Seller which may be in the possession of Buyer, its Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                         (xii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

               (b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to the Seller:

                           (i) Upon  tender  by the  Seller  of  payment  of the
               aggregate Repurchase Price for all such Transactions, the Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to the Seller, and the Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to the Seller or its designee at Buyer's expense.

                          (ii) If the Seller exercises the option referred to in
               subsection (b)(i) of this Section and the Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to the Seller or its designee, after one Business Day's notice to the Buyer, the Seller may (A) purchase Mortgage Loans or securities ("Replacement Assets") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by the Buyer to the Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Assets, to be deemed to have purchased Replacement Assets at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

                         (iii) The Buyer  shall be liable to the Seller (A) with
               respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by the Seller for Replacement Assets therefor over the Repurchase Price for such Purchased Mortgage Loans, (B) with respect to Additional Loans, for the price paid (or deemed paid) by the Seller for the Replacement Assets therefor, and (C) for actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions. In addition, the Buyer shall be liable to the Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Assets from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

               15. RECORDING OF COMMUNICATIONS. Buyer has represented to Seller that Buyer is required by applicable law or regulations to from time to time make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Accordingly, Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer and

Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

        16. SINGLE AGREEMENT. Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

        17. NOTICES AND OTHER COMMUNICATIONS. Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and return receipt requested, (c) sent by express courier delivery service and received by the party to whom it is sent or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing given by means of (a),
(b) or (c) but, if transmitted by facsimile, shall be deemed received on the date of the confirmation of the receipt by the receiving party's facsimile machine.

        18. ENTIRE AGREEMENT; SEVERABILITY. This Agreement together with the applicable Confirmation and the Custodial Agreement constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

        19. NON-ASSIGNABILITY. The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Nomura may assign its rights and obligations under this Agreement and/or under any Transaction to an Affiliate without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

         20. TERMINABILITY. This Agreement shall be terminated three hundred and sixty four (364) days following the date hereof, and any outstanding Transactions shall become due on such date. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and covenants hereunder shall continue and survive.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        22. CONSENT TO JURISDICTION AND ARBITRATION. The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

        23. NO WAIVERS, ETC. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

        24. INTENT. The parties understand and intend that this Agreement and each Transaction hereunder constitute a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended; provided, however, that if the Seller is an "insured depository institution" as that term is defined in
Section 1813(a) of Title 12 of the United States Code, as amended, the parties understand and intend that this Agreement and each Transaction hereunder constitute a "qualified financial contract" as that term is defined in Section 1821 of Title 12 of the United States Code, as amended.

        25.    SERVICING.

               (a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted servicing practices in the industry and in a manner at least equal in quality to the servicing Seller provides to mortgage loans which it owns. The Servicer (or Seller if acting as Servicer) may retain record title of the Purchased Mortgage Loans solely for the purpose of servicing or supervising the servicing of such Purchased Mortgage Loans. All beneficial ownership in the Purchased Mortgage Loans shall remain in the Buyer while any such Purchased Mortgage Loan has not been repurchased hereunder. All servicing fees and compensation with respect to the servicing of the Mortgage Loans shall be customary, reasonable and consistent with industry practice.

               (b) If the Mortgage Loans are serviced by the Seller, (i) Seller agrees that, while any such Purchased Mortgage Loan has not been repurchased hereunder, Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "Servicing Records"), and (ii) Seller grants the Buyer a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

               (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Seller (i) shall provide a copy of the servicing agreement to Buyer (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Buyer and Buyer's successors and assigns all right, title, interest and the benefits of the Servicing Agreements with respect to the Mortgage Loans.

               (d) The Servicer (or Seller if acting as Servicer) shall use of one or more of the following types of accounts, in each case maintained at an institution that is independent of and unaffiliated with Seller, into which all sums collected in respect of Mortgage Loans shall be deposited and maintained:
(i) a trust account or accounts maintained for the benefit of Buyer with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity or (ii) a trust account or accounts maintained for the benefit of Buyer with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), or (iii) an account or accounts (a) maintained with a depository institution the debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two highest rating categories at the time of any deposit therein or (b) the deposits of which are insured by the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Buyer has a claim with respect to the funds in such account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositor or creditors of the depository institution with which such account is maintained.

               (e) Seller shall provide to Buyer a letter from the Servicer to the effect that upon the occurrence of an Event of Default, Buyer may terminate the Servicing Agreement and transfer such servicing to its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of Servicing to Buyer.

        26. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS. The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

         27. NETTING. If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

               (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of
Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

               (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

        28. CONDITIONS PRECEDENT TO INITIAL TRANSACTION. As conditions precedent to the initial Transaction hereunder, Buyer shall have received on or before the day of such Transaction the following, in form and substance satisfactory to the Buyer and duly executed by Seller:

               (a)    This Agreement and the Custodial Agreement.

               (b) Evidence that all other actions necessary or, in the sole discretion of Buyer exercised reasonably, desirable to perfect and protect the security interests and liens created by Section 6 hereof have been taken, including without limitation duly executed Uniform Commercial Code financing statements on Form UCC-1 with respect to the Collateral.

               (c) A certified copy of the Seller's corporate resolutions approving this Agreement and the Custodial Agreement and transactions contemplated thereunder, and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with this Agreement and the Custodial Agreement.

               (d) A certificate of the Seller's Corporate Secretary or Assistant Secretary certifying the names, true signatures and titles of the Seller's officers duly authorized to initiate Transactions and to sign this Agreement and the Custodial Agreement and the other documents to be delivered thereunder.

               (e) A favorable opinion of the Seller's outside counsel as to such matters as the Buyer may reasonably request.

               (f)    The documents set forth in Exhibit III and
Exhibit IV hereto.

        29. CONFIDENTIALITY. This Agreement and its terms and contents are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to your attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality or
(ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

        30.    MISCELLANEOUS.

               (a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

               (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

               (c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

               (d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

               (e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

               (f) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

               IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                      BUYER

                                      NOMURA ASSET CAPITAL CORPORATION


                                       By:
                                           _____________________________________
                                     Title:
                                           _____________________________________
                                      Date:
                                           _____________________________________


                                     SELLER

                                            INDUSTRY MORTGAGE COMPANY, L.P.

                                            BY:  INDUSTRY MORTGAGE CORPORATION
                                            ITS:  GENERAL PARTNER


                                       By:          /s/ GEORGE NICHOLAS
                                           _____________________________________

                                                By:  GEORGE NICHOLAS
                                                Title:  CHIEF EXECUTIVE OFFICER
                                                Date:  DECEMBER 20, 1995

                                    EXHIBIT I

                              FORM OF CONFIRMATION

                                   EXHIBIT II

                           FORM OF CUSTODIAL DELIVERY

                                   EXHIBIT III


                                POWER OF ATTORNEY


        THE UNDERSIGNED, INDUSTRY MORTGAGE COMPANY, L.P., a Delaware limited partnership ("Principal") does hereby appoint NOMURA ASSET CAPITAL CORPORATION as the undersigned's attorney in fact ("Attorney") with full power and authority to undertake the following acts in the name and in the stead of Principal to the same extent as though such acts were taken directly by Principal:

             (i) To complete, as necessary, and record, an assignment of mortgage evidencing the transfer of the mortgagee's interest in a mortgage loan to the Attorney;

            (ii) To complete, as necessary, the endorsement of a promissory note evidencing the indebtedness secured by a mortgage loan to effect a transfer of title to such note to the Attorney; and

           (iii) To take such other steps as may be necessary or desirable to enforce the Attorney's rights against the mortgage loan, the related mortgage file and servicing records,

all in accordance with the terms of a Master Repurchase Agreement Governing Purchase and Sales of Mortgage Loans between the Attorney as buyer and the Principal as seller dated as of December 8, 1995 (the "Master Agreement"). The power of attorney granted herein is coupled with an interest and is irrevocable.

        TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

        IN WITNESS WHEREOF, this instrument has been executed as of this _____ day of December, 1995.

                                            INDUSTRY MORTGAGE COMPANY, L.P.
Witnesses:

                                       By:
__________________________________         _____________________________________
                                       Its
__________________________________         _____________________________________



STATE OF FLORIDA
COUNTY OF _______________

        The foregoing  instrument was  acknowledged  before me this _____ day of
December,      1995,      by       __________________________________,       the
_____________________________ of INDUSTRY MORTGAGE COMPANY, L.P., a Delaware corporation, on behalf of the corporation. Such person did not take an oath and:
(notary must check applicable box)

          [ ]         is/are personally known to me.
          [ ]         produced a current Florida driver's license as
                      identification.
          [ ]         produced __________________________________ as
                      identification.



{Notary Seal must be affixed}

                            Signature of Notary
                            _____________________________________

                            _____________________________________

                            Name of Notary (Typed, Printed or Stamped)

                            Commission Number (if not legible on seal): ________

                            My Commission Expires (if not legible on seal): ____

                                   EXHIBIT IV

                       IRREVOCABLE LETTER OF INSTRUCTIONS


                    [Letterhead of Industry Mortgage Company]


                                                December   , 1995


The First National Bank of Boston
100 Federal Street
Boston, MA 02110
ATTN:  Mr. David Hall


        Re: Irrevocable Letter of Instructions to Master Servicer and Servicers

Ladies and Gentlemen:

        We refer to a Master Repurchase Agreement governing purchases and sales of mortgage loans dated as of ___________________ (the "Agreement") between NOMURA ASSET CAPITAL CORPORATION as buyer ("Buyer") and the undersigned, INDUSTRY MORTGAGE COMPANY, L.P. as seller (referred to as the pronoun "we" or "us" or as the defined term "Seller"). Pursuant to the Agreement, we have sold to Buyer those mortgage loans identified on the schedule attached hereto ("Relevant Mortgage Loans") which you are servicing for us pursuant to our existing service agreement.

        We hereby advise you that effective immediately, the Relevant Mortgage Loans should be held by you on behalf of Buyer and all payments received by you at any time hereafter of any principal, interest or other distributions payable with respect to the Relevant Mortgage Loans (less any related servicing fees) should be paid by you to the order of Buyer, in the manner and on the date such monies would have been payable to Seller, as follows:

              Mellon Bank, Pittsburgh
              ABA #043000261 for the account of Nomura Asset Capital Corporation Acct. #1092525
              Attn:  Murray Pozmanter/re:  Industry Mortgage Company

The First National Bank of Boston
December    , 1995
Page 2





        These instructions are irrevocable by us and shall remain in effect until you receive written instructions from Buyer to the contrary.

                                            INDUSTRY MORTGAGE COMPANY, L.P.,
                                                Seller


                                       By: _____________________________________
                                                Name
                                                     ___________________________
                                                Title
                                                     ___________________________
                                                Date
                                                    ____________________________


Acknowledged:

FIRST NATIONAL BANK OF BOSTON


By: ________________________________
      Name
           _________________________
      Title
           _________________________
      Date
           _________________________

                                    EXHIBIT V

                         REPRESENTATIONS AND WARRANTIES
                      REGARDING NON-CONFORMING RESIDENTIAL MORTGAGE LOANS

        Seller represents and warrants to the Buyer that, with respect to each Non-Conforming Residential Mortgage Loan sold hereunder and with respect to each pool of Non-Conforming Residential Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date:

         (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

         (b) Payments Current. All payments required to be made under the terms of the mortgage note have been made and credited or are not more than one payment past due;

        (c) No Outstanding Charges. There are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

        (d) Original Terms Unmodified. Except in the ordinary course of servicing, the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Buyer or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and which assumption agreement is included in the Mortgage File delivered to Buyer or its designee (including the Custodian) and the terms of which are reflected in the Mortgage Loan Schedule;

        (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable, in whole or in part in any material respect, or subject to any right of rescission, set-off counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off counterclaim or defense has been asserted with respect thereto;

        (f) Insurance Policies in Effect. The fire and casualty insurance policy (either in the form of the original policy, an original binder or original certificate of insurance) covering the mortgaged property (1) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis, where applicable, or the unpaid balance of the Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the mortgaged property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller;

        (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements;

        (h) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

        (i) Location and Type of Mortgaged Property. The mortgaged property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the mortgaged property is used for commercial purposes other than as to mixed-use properties which include one to four dwellings;

        (j)  Valid  First  Lien.  The  mortgage  is  a  valid,   subsisting  and
enforceable first or second lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

             (1) the lien of current real property taxes and assessments not yet due and payable;

             (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

             (3)      other  matters  to  which  like  properties  are  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer or its designee (including the Custodian). The mortgaged property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the mortgage;

        (k) Validity of Mortgage Documents. The mortgage note and the mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable, in accordance with its terms. All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties;

        (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

        (m) Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good and marketable title thereto, and has full right to pledge and assign the Mortgage Loan to Buyer or its designee (including the Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

        (n) Doing Business. Seller and any originator of a Purchased Mortgage Loan is (or, during the period in which such party held and disposed of any interest in the Mortgage Loan, was) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state to the extent the failure to qualify could reasonably be expected to materially and adversely impact a Purchased Mortgage Loan or its enforceability, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

        (o) LTV, PMI Policy. Unless otherwise agreed in writing by Buyer and Seller, no Mortgage Loan has a LTV of more than 90%. The original LTV of the Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a policy with respect to each Mortgage Loan having primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a "PMI Policy"), such PMI Policy insures the original LTV of such Mortgage Loan over 75% as to payment defaults until the LTV thereof is reduced to 75%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. No more than 5% of the Mortgage Loans, by aggregate principal balance, have original LTVs of more than 85% and no PMI Policy;

        (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the mortgaged property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1), (2) and (3) of paragraph (j) above. Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

        (q) No Defaults. There are no defaults, breaches, violations or events of acceleration, except payments not more than one payment past due, existing under the mortgage or the mortgage note and neither Obligor nor its respective predecessors have waived any default, breach, violation or event of acceleration;

        (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgage d property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage;

        (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

        (t) Origination; Payment Terms. The principal balance at the time of purchase by Buyer was no more than $500,000. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Mortgage Loans, the mortgage interest rate is adjusted periodically on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

        (u)  Customary   Provisions.   The  mortgage   contains   customary  and
enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage;

        (v) Occupancy of the Mortgaged Property. As of the related Purchase Date the mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (w) No Additional Collateral. The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

        (x) Deeds of Trust. In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

        (y) Acceptable Investment. Seller has no knowledge of any circumstances or conditions with respect to the mortgage, the mortgaged property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

        (z) Purchase of Mortgage Documents. The Mortgage File and any other documents required by Buyer to be delivered for the Mortgage Loan by Seller under this Agreement have been delivered to the Custodian. Seller is in possession of a complete, true and accurate mortgage file except for such documents the originals of which have been delivered to the Buyer or its designee (including the Custodian);

        (aa)  Transfer  of  Mortgage  Loans.   The  assignment of mortgage is in
recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located;

        (ab) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

        (ac) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the mortgagor or anyone on behalf of the mortgagor, or paid by any source other than the mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (ad) Consolidation of Future Advances. Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first and second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA or FHLMC. The consolidated principal amount floes not exceed the original principal amount of the Mortgage Loan;

        (ae) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended;

        (af) Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the mortgage note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related mortgage note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

        (ag) Appraisal. With respect to any Mortgage Loan that has been outstanding for five (5) years or less, the mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

        (ah) Soldiers' and Sailors' Relief Act.   The mortgagor has not notified
Seller, and Seller has no knowledge of any relief requested or allowed to the mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940; and

        (ai) Environmental Matters. The mortgaged property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

           REPRESENTATIONS AND WARRANTIES FOR WAREHOUSE MORTGAGE LOANS

        Seller represents and warrants to the Buyer that with respect to each Warehouse Mortgage Loan sold in a Transaction hereunder, as of the Purchase
Date:

        (a) The applicable warehouse, credit or repurchase agreement between Seller and Obligor has been duly authorized, executed and delivered by both Obligor and Seller, and the execution, delivery, and performance of such agreement and the transactions thereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which either the Obligor or Seller is bound or by which any of their assets are affected;

        (b) The applicable warehouse, credit or repurchase agreement between Seller and Obligor is and will be valid and enforceable in accordance with their terms, without defense, offset or right of rescission, and has not been and will not be modified or amended nor any requirements thereof waived;

        (c) No event of default has occurred and is continuing under any applicable warehouse, credit or repurchase agreement between Seller and Obligor;

        (d) Advances to an Obligor have not exceeded the amount permitted pursuant to any applicable warehouse, credit or repurchase agreement between Seller and Obligor;

        (e) Each Warehouse Mortgage Loan which is a Non-Conforming Residential Mortgage Loans complies with the representations and warranties set forth herein for Non-Conforming Residential Mortgage Loans; and

        (f) Each Warehouse Mortgage Loan which is a Conforming Residential Mortgage Loans complies with the representations and warranties set forth herein for Conforming Residential Mortgage Loans.

          REPRESENTATIONS AND WARRANTIES FOR CONFORMING MORTGAGE LOANS

        Seller represents and warrants to the Buyer that with respect to each Conforming Mortgage Loan sold hereunder and with respect to each pool of Conforming Mortgage Loans sold in a Transaction hereunder, as of the Purchase
Date:

        (a) Each Mortgage Loan is eligible, and in the form required for and satisfies all of the requirements for inclusion in the Mortgage Backed Securities Program of the Agency or Agencies indicated on the Confirmation and the characteristics of each pool are such that the pool is eligible for inclusion in such Mortgage Backed Securities Program. Each Mortgage Loan is a bona fide Mortgage Loan of the type it purports to be, made to one or more borrowers each having substantially the credit standing he or she is represented to have.

        (b) If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of GNMA, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the GNMA Guide. If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of FNMA, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the FNMA Guide. If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of FHLMC, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the FHLMC Guide.

                                   EXHIBIT VI

                  RELEASE OF IRREVOCABLE LETTER OF INSTRUCTIONS

                [Letterhead of Nomura Asset Capital Corporation]

                                     _______________, 1996

The First National Bank of Boston
100 Federal Street
Boston, MA 02110
ATTN:  Mr. David Hall

             Re: Release of Irrevocable Letter of Instructions

Ladies and Gentlemen:

        We refer to a Master Repurchase Agreement governing purchases and sales of mortgage loans dated as of _____________ (the "Agreement") between NOMURA ASSET CAPITAL CORPORATION as buyer (referred to herein as "we" or "us" or as the definition "Buyer") and the undersigned, INDUSTRY MORTGAGE COMPANY, L.P. as seller ("Seller"). You have previously received an irrevocable letter of instructions executed by Seller relating to those mortgage loans listed on Exhibit A hereto (the "Relevant Mortgage Loans") directing that those loans be held for benefit of Buyer and that all payments received with respect to the Relevant Mortgage Loans (less any related servicing fees) be paid to Buyer instead of Seller, which letter of instructions was dated ____________ (the "Prior Letter of Instructions").

        You are hereby advised that the Prior Letter of Instructions is revoked as to the Relevant Mortgage Loan and that those loans shall hereafter be held by you on behalf of Seller and not Buyer and that all amounts received by you at any time hereafter of any principal, interest or other distributions thereon (less any related servicing fees) shall be paid by you not to Buyer but to Seller or as Seller directs.

                                            NOMURA ASSET CAPITAL CORPORATION,
                                      Buyer


                                       By: _____________________________________
                                                Name
                                                     ___________________________
                                                Title
                                                     ___________________________
                                                Date
                                                    ____________________________

                                   EXHIBIT VII

                              FORM OF ESCROW LETTER